SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement ("Agreement") is made and entered into as of November ___, 2007 by and between RG Global Lifestyles, Inc., a California corporation ("Company"), and ____________ ("Purchaser").

WHEREAS, the Company desires to conduct a private offering to raise up to $3,500,000 by a sale of up to 10,000,000 shares of its stock, par value $0.001 (“Common Stock”) at a price per share of $0.30 (“Shares”), with a final closing anticipated for February 29, 2008.

WHEREAS, as an inducement for the Purchaser to subscribe to the Offering and enter into this Agreement, the Company shall grant to the Purchaser on the date of this Agreement a warrant to purchase a number of shares of Common Stock equal to one share per dollar paid as investment by Purchaser (“Warrant Shares”) at an exercise price of $0.40 and an expiration of five years from the date of purchase, in the form attached hereto as Exhibit A ("Warrant").

NOW, THEREFORE, in consideration of the foregoing recitals and the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. SUBSCRIPTION TERMS; PURCHASE AND SALE OF SHARES; GRANT OF WARRANT.

(a) The following are the terms of the offering and the amounts subscribed to by Purchaser:

Number of Shares:	_________________

Price Per Share:	$0.30

Purchase Price:	$________________

Warrant Shares:	_________________

Warrant Exercise Price:	$0.40

(b) Purchase and Sale of Shares. Simultaneously with the execution and delivery of this Agreement, the Purchaser shall deliver the Purchase Price to the Company against delivery of the Shares to the Purchaser by the Company.

(c) Grant of Warrant. On the date of this Agreement, the Company shall grant to the Purchaser, and the Purchaser shall accept from the Company, the Warrant.

2. CLOSING. The closing of the purchase and sale of the Shares shall take place at the offices of the Company, or via electronic delivery, on the date of this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to the Purchaser, as of the date hereof:

   (a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and authority required to (i) carry on its business as currently conducted and as proposed to be conducted by the Company in its Company Reports (as defined in Section 3(d)(iii) hereof) and (ii) to issue the Shares and Warrant Shares, and enter into this Agreement and Warrant, and consummate the transactions contemplated hereby and thereby. Each of the Company and its subsidiaries is qualified to do business and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect on the Company. As used in this Agreement, "Material Adverse Effect" means a material adverse effect on, or a material adverse change in, or a series of events which, in the aggregate, has a material adverse effect on or change in, the business, financial condition, results of operations, assets or liabilities of the applicable party and its subsidiaries, taken as a whole.

(b) Capitalization. As of November 1, 2007, the authorized capital stock of the Company consisted of: (i) 100,000,000 shares of Common Stock, of which approximately 27,800,000 shares are issued and outstanding and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding. All of such shares of capital stock have been duly authorized for issuance, and all of such shares which are issued and outstanding have been validly issued and are fully paid, non-assessable and free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof.

(c) Due Authorization. All corporate action on the part of the Company necessary for the authorization, execution and delivery of, and the performance of all obligations of the Company under, this Agreement and the Warrant has been taken, and this Agreement and the Warrant constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except (i) as may be limited by (A) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors' rights generally and (B) the effects of rules of law governing the availability of equitable remedies and (ii) as rights to indemnity or contribution may be limited under federal or state securities laws or by principles of public policy thereunder.

(d) SEC Reports; Financial Statements. The Company has made available to the Purchaser its (i) Annual Report on Form 10-KSB for the fiscal year ended March 31, 2007, (ii) Definitive Proxy Statement filed with the Securities and Exchange Commission (the "SEC") in August 2007 and (iii) all other periodic and current reports filed by the Company with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since October 31, 2005, in each case, as amended through the date hereof (collectively, the "Company Reports").

(e) Valid Issuance of Stock.

   (i) Valid Issuance. The Shares and Warrant Shares have been duly and validly reserved for issuance and, upon issuance, sale and delivery in accordance with the terms of the Agreement and the Warrant, as the case may be, will be duly and validly issued, fully paid, non-assessable and free of preemptive rights binding on the Company.

   (ii) Compliance with Securities Laws. The Shares and any Warrant Shares will be issued to the Purchaser in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

(f) Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the Warrant, and the consummation by the Company of the transactions contemplated hereby and thereby, do not: (i) contravene or conflict with the Company's Certificate of Incorporation, as amended (the "Certificate"), or the Company's By-Laws; (ii) constitute a violation of any provision of any federal, state, local or foreign law or rule, regulation or requirement binding upon or applicable to the Company or any of its subsidiaries; (iii) constitute a violation of any rule, regulation or requirement of the National Association of Securities Dealers, Inc. ("NASD"); or (iv) constitute a default or require any consent under, give rise to any right of termination, cancellation or acceleration of, or to a loss of any benefit to which the Company or any of its subsidiaries is entitled under, or result in the creation or imposition of any lien, claim or encumbrance on any assets of the Company or any such subsidiary under, any contract to which the Company or such subsidiary is a party or any permit, license or similar right relating to the Company or such subsidiary or by which the Company or such subsidiary may be bound or affected, except any such default, consent, right of termination, cancellation or acceleration, loss or lien, claim or encumbrance which, individually or in the aggregate, would not have a Material Adverse Effect on the Company.

(g) Litigation. Except as disclosed in the Company Reports, there is no action, suit, proceeding, claim, arbitration or investigation (each, an "Action") pending or, to the Company's best knowledge, threatened: (i) against the Company or any of its subsidiaries, or any officer, director or employee of the Company or any of its subsidiaries in connection with such officer's, director's or employee's relationship with, or actions taken on behalf of, the Company or such subsidiary; or (ii) against the Company or any of its subsidiaries, or any officer, director or employee of the Company or any of its subsidiaries that seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

(h) Registration Rights. To the extent possible, the Company agrees to file a registration statement with the SEC on Form SB-2 for the shares purchased, within 60 days of November 30, 2007.

(i) Brokers and Finders. The Company has not incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement or any of the transactions contemplated hereby.

4. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company, as of the date hereof, that:

(a) Purchase for Own Account. The Shares and Warrant Shares will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof within the meaning of the Securities Act, and the Purchaser has no present intention of selling, granting any participation in or otherwise distributing the same. The Purchaser has not been formed for the specific purpose of acquiring the Shares or the Warrant Shares.

(b) Investment Experience. The Purchaser understands that the acquisition of the Shares and the Warrant Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of its investment and protecting its own interests in connection with this investment.

(c) Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act.

(d) Restricted Securities. The Purchaser understands that (i) the Shares and the Warrant Shares are characterized as "restricted securities" under the Securities Act, inasmuch as they are being acquired from the Company in a transaction not involving a public offering and (ii) under the Securities Act and applicable rules and regulations thereunder, such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

(e) Governmental Review. Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Common Stock.

(f) Indemnification. Purchaser hereby agrees to indemnify and defend the Company and its directors and officers and hold them harmless from and against any and all liability, damage, cost or expense incurred on account of or arising out of:

(i) Any breach of or inaccuracy in Purchaser's representations, warranties or agreements herein;

(ii) Any disposition of any Shares or Warrant Shares contrary to any of Purchaser's representations, warranties or agreements herein;

(iii) Any action, suit or proceeding based on (i) a claim that any of said representations, warranties or agreements were inaccurate or misleading or otherwise cause for obtaining damages or redress form the Company or any director or officer of the Company under the Act, or (ii) any disposition of any Shares or Warrant Shares.

5. MISCELLANEOUS.

  (a) Legends. Unless registered with the SEC, any certificates for the Shares and the Warrant Shares will bear a legend in substantially the following form:

   "The shares represented hereby have not been registered
   under the Securities Act of 1933, as amended, and may not be transferred or otherwise disposed of unless they have been registered under such Act or pursuant to an exemption from registration under such Act."

Furthermore, the Company shall place on each stock certificate any legend required by applicable state securities laws. In addition, the Purchaser agrees that the Company may place stop transfer orders with its transfer agent with respect to such certificates. The legend set forth above shall be removed by the Company from any certificate evidencing the shares upon delivery to the Company of an opinion by counsel, reasonably satisfactory to the Company, that a registration statement under the Securities Act is at that time in effect with respect to the legended security or that such security can be freely transferred in a public sale without such a registration statement being in effect and that such transfer will not jeopardize the exemption or exemptions from registration pursuant to which the Company issued the Shares or Warrant Shares.

(b) Governing Law. This Agreement shall be governed by and construed under the internal laws of the State of California, without reference to principles of conflict of laws or choice of laws.

(c) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(d) Amendments and Waivers. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of the Company and the Purchaser.

(e) Severability. If any provision of this Agreement is held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

(f) Entire Agreement. This Agreement, together with all exhibits and schedules hereto, constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties with respect to the subject matter hereof.

(g) Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:

RG Global Lifestyles, Inc.
30021 Tomas, Ste 200
Rancho Santa Margarita, CA 92688
Attention: Chief Executive Officer
Telephone: (949) 888-9500
Facsimile: (948) 888-9525

With a copy to:

Scott Olson, Esq.
8 Via Barcaza
Coto de Caza, CA 92679
Telephone: (310) 985-1034
Facsimile: (501) 634-2648

If to a Buyer: To the address set forth immediately below such Buyer’s name on the signature pages hereto.

With copy to: Counsel of Buyer’s choice.

Each party shall provide notice to the other party of any change in address.

SIGNATURES

___________________________________________________
Print exact name(s) in which the Shares are to be held

The undersigned hereby represents he has read this entire Agreement.

Correspondence Address

______________________________________	______________________________________
Signature	Name
______________________________________	______________________________________
Name(s) Typed or Printed	Street Address
______________________________________
City, State and Zip Code
______________________________________
U.S. Tax Identification or Social Security Number (if any)
______________________________________
Telephone Number

ACCEPTANCE

This Agreement is accepted as of _______________, _____.

RG Global Lifestyles, Inc.,
a California corporation

By: _________________________
Name: Grant King
Title: CEO

EXHIBIT A

RG GLOBAL LIFESTLYES INC.

COMMON STOCK WARRANT

THIS COMMON STOCK WARRANT AND ANY SECURITIES ISSUABLE UPON THE EXERCISE OR CONVERSION OF THIS COMMON STOCK WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

Issued: _______________, _____

Warrant to Purchase ____________ Shares of Common Stock

Expiration Date: ______________, _____

RG Global Lifestyles, Inc., a California corporation ("Company"), hereby certifies that, for value received, _______________ (“Investor”), or any transferee to whom this warrant ("Warrant") is properly transferred ("Holder"), is entitled, on the terms set forth below, to purchase from the Company at any time until 5:00 p.m., PST, on September ___, 2012 ("Expiration Date") ____________ fully paid and nonassessable shares of the Common Stock, par value $0.001 per share ("Common Stock"), of the Company, at a price $0.40 per share ("Purchase Price").

This Warrant is being issued pursuant to the Securities Purchase Agreement dated ______________, _____ between the Company and Investor ("Agreement").

1. Exercise of Warrant; Conversion of Warrant; Transfer of Warrant.

(a) Exercise of Warrant. The shares underlying this Warrant are fully vested upon issuance. At any time prior to 5:00 p.m. on the Expiration Date, the rights represented by this Warrant may be exercised by the Holder, in whole or in part, upon surrender of this Warrant to the Company, together with an executed Notice of Exercise or Conversion, substantially in the form attached hereto as Exhibit 1, at the Company's primary executive office, with payment by check to the Company of the amount obtained by multiplying the number of shares of Common Stock with respect to which this Warrant is being exercised by the Purchase Price.

(b) Partial Exercise. Upon any partial exercise or conversion, the Company will issue to the Holder a new Warrant for the number of shares of Common Stock as to which this Warrant was not exercised or converted.

(c) Fractional Shares. No fractional shares of Common Stock shall be issued upon any exercise or conversion of this Warrant. Instead of any fractional share which would otherwise be issuable upon exercise or conversion, the Company shall pay a cash amount in respect of each fractional share at a price equal to an amount calculated by multiplying such fractional share (calculated to the nearest 1/100th of a share) by the fair market value of a share of Common Stock on the date of exercise or conversion, as applicable, minus the Purchase Price. Payment of such amount shall be made in cash or by check payable to the order of the Holder at the time of delivery of any certificate or certificates arising upon such exercise or conversion.

(e) Taxes. The Company will not be required to pay any tax imposed in connection with any transfer involved in the issuance of a Warrant or a certificate for shares of Common Stock in any name other than that of the Holder hereof, and in such case, the Company will not be required to issue or deliver any stock certificate or Warrant until such tax is paid.

(f) Transfer of Warrant. Transfer of this Warrant to a third party shall be effected by execution and delivery of a notice of assignment and surrender of this Warrant for transfer of this Warrant at the primary executive office of the Company, together with funds sufficient to pay any applicable transfer tax. Upon receipt of the duly executed notice of assignment and the necessary transfer tax funds, if any, the Company, at its expense, shall execute and deliver, in the name of the designated transferee or transferees, one or more new Warrants representing the right to purchase a like aggregate number of shares of Common Stock.

2. Antidilution Provisions.

(a) Reorganization, Reclassification or Recapitalization of the Company. In case of (i) a capital reorganization, reclassification or recapitalization of the Company's capital stock (other than in the cases referred to in Section 2(c) hereof), (ii) the Company's consolidation or merger with or into another corporation in which the Company is not the surviving entity, or a merger in which the Company is the surviving entity but the shares of the Company's capital stock outstanding immediately prior to the merger are converted, by virtue of the merger, into other property, whether in the form of securities, cash or otherwise, or (iii) the sale or transfer of all or substantially all of the Company's assets, then, as part of such reorganization, reclassification, recapitalization, merger, consolidation, sale or transfer, lawful provision shall be made so that there shall thereafter be deliverable upon the exercise of this Warrant or any portion thereof (in lieu of or in addition to the number of shares of Common Stock theretofore deliverable, as appropriate) and without payment of any additional consideration, the number of shares of stock or other securities of property to which the holder of the number of shares of Common Stock which would otherwise have been deliverable upon the exercise or conversion of this Warrant or any portion thereof at the time of such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer would have been entitled to receive in such reorganization, reclassification, recapitalization, consolidation, merger, sale or transfer. This Section 2(a) shall apply to successive reorganizations, reclassifications, recapitalizations, consolidations, mergers, sales and transfers and to the stock or securities of any other corporation that are at the time receivable upon the exercise or conversion of this Warrant or any portion thereof. If the per share consideration payable to the Holder for shares of Common Stock in connection with any transaction described in this Section 2(a) is in a form other than cash or marketable securities, then the value of such consideration shall be determined in good faith by the Board.

(b) Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant subdivides any of its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, if the outstanding shares of Common Stock are combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

(c) Reclassifications. If the Company reclassifies or otherwise changes any of the securities into which this Warrant may be convertible into the same or a different number of securities of any other class or classes, this Warrant shall thereafter be convertible into such number and kind of securities as would have been issuable as the result of such change with respect to the securities into which this Warrant was convertible immediately prior to such reclassification or other change and the Purchase Price therefore shall be appropriately adjusted.

(d) Liquidation; Dissolution. If the Company shall dissolve, liquidate or wind up its affairs, the Holder shall have the right, but not the obligation, to exercise this Warrant effective as of the date of such dissolution, liquidation or winding up. If any such dissolution, liquidation or winding up results in any cash distribution to the Holder in excess of the aggregate Purchase Price for the shares of Common Stock for which this Warrant is exercisable, then the Holder may, at its option, exercise this Warrant without making payment of such aggregate Purchase Price and, in such case, the Company shall, upon distribution to the Holder, consider such aggregate Purchase Price to have been paid in full, and in making such settlement to the Holder, shall deduct an amount equal to such aggregate Purchase Price from the amount payable to the Holder.

(e) Adjustment Certificates. Upon any adjustment of the Purchase Price or the number of shares of Common Stock issuable upon exercise or conversion of this Warrant, a certificate, signed by (i) the Company's Chief Financial Officer or (ii) any independent firm of certified public accountants of recognized national standing the Company selects at its own expense, setting forth in reasonable detail the events requiring the adjustment and the method by which such adjustment was calculated, shall be mailed to the Holder at the address set forth in Section 6 hereof and shall specify the adjusted Purchase Price and the number of shares of Common Stock issuable upon exercise or conversion of the Warrant after giving effect to the adjustment.

(f) No Impairment. The Company shall not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but shall at all times in good faith assist in the carrying out of all provisions of this Section 2 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. The Company shall not be deemed to have avoided or to be seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by issuing securities after the Closing Date for a consideration per share less than the Purchase Price then in effect.

(g) Application. Except as otherwise provided herein, all subsections of this Section 2 are intended to operate independently of one another. If an event occurs that requires the application of more than one subsection, all applicable subsections shall be given independent effect.

3. Notices of Record Date. In case (a) the Company takes a record of the holders of the Common Stock for the purpose of entitling them to receive any dividend or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities; (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or (c) of any voluntary dissolution, liquidation or winding-up of the Company; then, in each such case, the Company will mail or cause to be mailed to each Holder of a Warrant at the time outstanding a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time receivable upon the exercise or conversion of the Warrant) will be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up, and, in the case of a reorganization, consolidation, merger or conveyance, the fair market value of such securities or other property as determined by the Board. Such notice shall be mailed at least ten days prior to the date specified therein.

4. Replacement of Warrant. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement in such reasonable amount as the Company may determine, or (in the case of mutilation) upon surrender and cancellation thereof, the Company at its expense, will issue a replacement.

5. Transferability of Warrant; No Redemption. This Warrant and all rights hereunder are freely transferable by the Holder, subject to compliance with applicable state and federal securities laws. This Warrant shall not be redeemable by the Company, in whole or in part, at any time.

6. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be sent to:

If to the Borrower to:	RG Global Lifestyles, Inc.
30021 Tomas, Suite 200
Rancho Santa Margarita, CA 92688
Attention: Chief Executive Officer
Facsimile: (949) 888-9525

If to the Lender to:

Attention:
Fax:

7. Change; Waiver. This Warrant except by agreement may not be changed, amended or modified in writing signed by the Company and the Holder.

8. No Rights as Stockholder. This Warrant does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the exercise of this Warrant.

9. Headings. The headings in this Warrant are for purposes of reference only and shall not be deemed to constitute a part hereof.

10. Governing Law. This Warrant is delivered in the State of California and shall be construed in accordance with and governed by the laws of such state without regard to its conflicts of laws rules.

RG Global Lifestyles, Inc.

____________________________
Grant King
Chief Executive Officer

EXHIBIT 1

NOTICE OF EXERCISE OF WARRANT

TO: RG Global Lifestyles, Inc.

1. The undersigned hereby elects to receive __________ shares of Common Stock of RG Global Lifestyles, Inc., pursuant to the terms of the attached Warrant.

2. Exercise:

The undersigned elects to exercise the attached Warrant by means of a cash payment, and tenders herewith payment of $___________, which represents the purchase price of the shares being purchased, together with all applicable transfer taxes, if any.

3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

_________________________________
(Name)
_________________________________

_________________________________
(Address)

4. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares.

All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Warrant.

_________________________________
Name of Holder

_________________________________
Signature of Authorized Signatory

_________________________________
Print Name and Title

_________________________________
Date